UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 29, 2010, Geos Communications, Inc., a Washington corporation (the “Company”) filed a Certificate of Designations of Rights and Preferences of Series H Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Washington, designating 20,000 shares of Preferred Stock Series H, no par value (the “Series H Preferred Shares”). The Series H Preferred Shares rank pari passu with shares of the Company’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, but otherwise rank senior to shares of all other series of Common Stock and Preferred Stock of the Company with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company.

Each of the Series H Preferred Shares is convertible at the option of the holder into shares of our Common Stock, no par value (“Common Stock”). The number of shares of Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.20, subject to adjustment as provided in the Certificate of Designations. Holders of Series H Preferred Shares are entitled to vote on an as-converted basis with the holders of the Common Stock, except as otherwise required by law or as specifically provided in the Certificate of Designations. As further described in the Certificate of Designations, the holders of Series H Preferred Shares are entitled to elect one director to the Board of Directors.

The Company has the option to redeem all or a portion of the outstanding Series H Preferred Shares at $2,000 per share. Holders of Series H Preferred Shares also have the option to require the Company to redeem their Series H Preferred Shares if the Company fails to pay required dividends to such holders or breaches any material representation, warranty or covenant contained in the Certificate of Designations or in any subscription agreement pursuant to which any Series H Preferred Shares are issued, and such failure or breach is not cured.

The foregoing description of the Series H Preferred Shares is qualified in its entirety by reference to the Certificate of Designations, dated April 29, 2010, filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit. No.	Description
4.1	Certificate of Designations of Rights and Preferences of Series H Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	May 10, 2010
By:	/s/ Richard H. Roberson
Name	Richard H. Roberson
Title:	Chief Financial Officer